UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2022

EyePoint Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 926-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2022, the Board of Directors (the “Board”) of EyePoint Pharmaceuticals, Inc. (the “Company”), upon the recommendation of the Governance and Nominating Committee of the Board, increased the size of the Board to eight members and appointed Karen Zaderej to fill the vacancy on the Board, effective immediately. The Board also appointed Ms. Zaderej to the Audit Committee of the Board, effective immediately.

Ms. Zaderej’s compensation as a director will be consistent with the compensation provided to all of the Company’s non-employee directors. Under the Company’s current non-employee director compensation policy, Ms. Zaderej will receive an annual cash retainer of $45,000 for general availability and participation in meetings and conference calls of the Board. Ms. Zaderej will receive an additional annual retainer of $10,000 for her service on the Audit Committee. Ms. Zaderej was granted 6,000 restricted stock units and an option to acquire 22,000 shares of common stock of the Company (the “Common Stock”), with such grants vesting in three equal annual installments commencing on the first anniversary of July 11, 2022, which is the date of the grant. The option is exercisable for 10 years from the date of grant, with the same per share exercise price as the closing price of the Common Stock on the Nasdaq Global Market on the date of the grant. The restricted stock units and option will also be subject to the terms and conditions of the Company’s 2016 Long Term Incentive Plan, as amended, which was filed as Exhibit 10.20 to the Company’s Current Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on March 14, 2022.

The Company also entered into an indemnification agreement with Ms. Zaderej in connection with her appointment to the Board. The indemnification agreement is in substantially the same form as the indemnification agreement for the other directors of the Company filed as Exhibit 10.19 to the Company’s Form 10-K filed with the SEC on March 14, 2022.

There is no arrangement or understanding between Ms. Zaderej and any other person pursuant to which Ms. Zaderej was appointed a director of the Company. There are no relationships or transactions in which Ms. Zaderej has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On July 11, 2022, the Company issued a press release announcing the appointment of Ms. Zaderej to the Board. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release by EyePoint Pharmaceuticals, Inc. dated July 11, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEPOINT PHARMACEUTICALS, INC.

Date:	July 14, 2022	By:	/s/ George O. Elston
George O. Elston Chief Financial Officer